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                                                                      EXHIBIT 99


              Oakhurst Company announces disposition of subsidiary

Contact:  Karen Stempinski
          (817) 416-0717


December 5, 2000 - Wilmington, DE - Oakhurst Company, Inc. (OTC Bulletin Board:
OAKC) today announced the completion of the merger agreement for the disposal of its Dowling's subsidiary.

As previously announced, the merger agreement to dispose of Dowling's, an automotive radiator distributor, was signed on June 30, 2000. The merger closed on November 30, 2000.

Oakhurst's continuing operations include its Steel City Products automotive accessories distributor in Pittsburgh, and investments in New Heights Recovery & Power, a waste tire-to-energy facility in Ford Heights, Illinois, and Sterling Construction, a road construction company in Houston, Texas.